Exhibit 10.47

EXHIBIT A TO

MASTER AGREEMENT

FORM OF

MANAGEMENT AGREEMENT

This MANAGEMENT AGREEMENT (as the same may be amended, modified, and supplemented from time to time, this “Agreement”), dated as of [                    ] (the “Effective Date”), is by and among the Persons identified on the signature pages to this Agreement as Verizon Contributors (collectively, “Verizon Contributors” and each, a “Verizon Contributor”), the Persons identified on the signature pages to this Agreement as Verizon Lessors (collectively, “Verizon Lessors” and each, a “Verizon Lessor”), [                    ], a Delaware limited liability company (“Tower Operator”), and the Persons identified on the signature pages to this Agreement as Sale Site Subsidiaries (collectively, the “Sale Site Subsidiaries” and each, a “Sale Site Subsidiary”). Capitalized terms used and not defined herein have the meanings set forth in the Master Agreement (as defined below). The rules of construction set forth in Section 1.2 of the Master Agreement shall apply to this Agreement, mutatis mutandis. Verizon Contributors, Verizon Lessors, Tower Operator and Sale Site Subsidiaries are sometimes referred to in this Agreement as a “Party” and collectively as the “Parties”.

RECITALS

A. Tower Operator, Verizon Communications Inc., a Delaware corporation, the Sale Site Subsidiaries, [Acquiror], a [State] [corporation/limited liability company], and the Verizon Lessors are parties to that certain Master Agreement, dated as of [                    ] (as amended, modified and supplemented from time to time, the “Master Agreement”).

B. As a condition to, and simultaneously with the Initial Closing under the Master Agreement, the Parties are entering into this Agreement, pursuant to which:

1. With respect to each Conditional Site, each applicable Verizon Lessor shall retain its right, title and interest in, to and under such Conditional Site in accordance with and subject to the terms of the Master Agreement, and Tower Operator shall manage and operate the Included Property of such Conditional Site pursuant to the terms of this Agreement. As of the Effective Date, the Conditional Sites subject to this Agreement are set forth in Exhibit A-1 hereto.

2. With respect to each Pre-Lease Site, the applicable Verizon Lessor shall retain its right, title and interest in, to and under such Pre-Lease Site in accordance with and subject to the terms of the Master Agreement, and Tower Operator shall manage and operate the Included Property of such Pre-Lease Site pursuant to the terms of this Agreement. As of the Effective Date, the Pre-Lease Sites subject to this Agreement are set forth in Exhibit A-2 hereto.

3. With respect to each Non-Assignable Site, each applicable Verizon Contributor shall retain its right, title and interest in, to and under such Non-Assignable Site in accordance with and subject to the terms of the Master Agreement, and the applicable Sale Site Subsidiary shall manage and operate the Included Property of such

Non-Assignable Site pursuant to the terms of this Agreement. As of the Effective Date, the Non-Assignable Sites subject to this Agreement are set forth in Exhibit A-3 hereto.

4. The Conditional Sites and the Pre-Lease Sites are collectively referred to herein as the “Managed MPL Sites”. The Non-Assignable Sites are referred to herein as the “Managed Sale Sites” and, together with the Managed MPL Sites, are collectively referred to as the “Managed Sites”. “Manager”, when used in this Agreement in reference to any Managed MPL Site, shall refer to Tower Operator, and when used in this Agreement in reference to any Managed Sale Site, shall refer to the applicable Sale Site Subsidiary.

AGREEMENT

In consideration of the foregoing and the representations, warranties, and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound by this Agreement, the Parties agree as follows:

Section 1. Appointment and Acceptance.

Subject to the terms and conditions of this Agreement, (a) each applicable Verizon Contributor and Verizon Lessor hereby appoints Manager, and Manager hereby agrees to act and shall act, as the exclusive operator during the MPL Site Term (as defined below) of the Included Property of each Managed MPL Site held by such Verizon Contributor or Verizon Lessor, and (b) each applicable Verizon Contributor hereby appoints Manager, and Manager hereby agrees to act and shall act, as the exclusive operator during the Sale Site Term (as defined below) of the Included Property of each Managed Sale Site held by such Verizon Contributor. No fee title, leasehold, subleasehold or other real property interest in a Managed Site is granted pursuant to this Agreement in the Included Property of any Managed Site. In performing its duties as operator of the Included Property of the Managed MPL Sites, Manager shall manage, administer and operate each of the Managed MPL Sites, subject to the provisions of this Agreement, in a manner consistent with and not less than the standards Tower Operator uses to manage, administer and operate the Lease Sites under the terms of the MPL. Manager shall be entitled to and vested with all the rights, powers and privileges of the applicable Verizon Contributor with respect to the management, administration and operation of the Included Property of the Managed Sale Sites as if Manager had such rights, powers and privileges of the applicable Verizon Contributor with respect to the management, administration and operation of the Included Property of the Managed Sale Sites, including the right to review, negotiate and execute extensions, renewals, amendments or waivers of any existing collocation agreements, ground leases, subleases, easements, licenses or other similar or related agreements or new collocation agreements, ground leases, subleases, easements, licenses or similar or related other agreements. Except as expressly provided herein, in the MPL or MLAs, no Verizon Contributor or Verizon Lessor shall exercise any rights or take any actions with respect to the operation, maintenance, leasing or licensing of the Included Property of any Managed Sites, all such rights being exclusively reserved to Manager hereunder.

Section 2. Collocation Agreements for Managed Sites.

(a) In respect of the Included Property of each Managed Site, the applicable Verizon Contributor and each Verizon Lessor does hereby (on its behalf and on behalf of any Affiliate thereof that is a party thereto) delegate all of its respective rights, duties, obligations and responsibilities under the Collocation Agreements to Manager for the MPL Site Term or Sale Site Term, as applicable, as to such Included Property for periods occurring from and after the Effective Date, subject to, with respect to Managed MPL Sites, Section 6(h) of the MPL, and, with respect to the Managed Sale Sites, Section 8(f) of the Sale Site MLA, and shall execute all documentation reasonably requested and prepared by Manager to confirm same to a counterparty under a Collocation Agreement, at Manager’s cost and expense within 15 Business Days of receipt of a request therefor from Manager; provided, however, that, if such Verizon Contributor or Verizon Lessor reasonably determines it to be unduly burdensome, such Verizon Contributor or Verizon Lessor shall not be required to obtain any new board resolutions from any Person that is a corporation or similar resolutions or approvals from any Person that is a limited liability company, partnership, trust or other legal entity. In accordance with and subject to the provisions of, with respect to the Managed MPL Sites, Section 2(d) and Section 6 of the MPL and, with respect to the Managed Sale Sites, Section 2(f) and Section 8 of the Sale Site MLA, Manager may enter into waivers, amendments, extensions, restatements, renewals and any other documentation relating to any Collocation Agreements, to the extent they apply to the Managed Sites, or enter into new collocation agreements (including site supplements or site subleases) applicable to the Managed Sites. Each Verizon Contributor and Verizon Lessor hereby (i) assigns and delegates to Manager the sole and exclusive right to perform the obligations of and assert and exercise the rights of such Verizon Contributor or Verizon Lessor under all Collocation Agreements during the MPL Site Term or Sale Site Term, as applicable, with respect to Managed Sites, subject to, in the case of the Managed MPL Sites, the provisions of Section 2(d) and Section 6 of the MPL, and, in the case of the Managed Sale Sites, the provisions of Section 2(f) and Section 8 of the Sale Site MLA; provided, however, that no assignment or delegation made pursuant to this Section 2(a) shall infringe upon or otherwise limit any rights of any of the Verizon Group (as defined in the MPL) under the MPL Site MLA or Sale Site MLA, as applicable, or any other agreement by which one or more Verizon Group Member (as defined in the MPL) occupies, or provides services to a Managed Site, and (ii) grants Manager until the expiration of the MPL Site Term or Sale Site Term, as applicable, a limited power of attorney and hereby appoints Manager as its attorney-in-fact for the limited purpose of asserting and exercising the rights expressly granted to such Verizon Contributor or Verizon Lessor under all Collocation Agreements during the MPL Site Term or Sale Site Term, as applicable. The rights assigned and delegated to Manager under this paragraph are subject to Section 4(b)(iv) and Section 6(h) of the MPL and Section 8(f) of the Sale Site MLA.

(b) Manager does hereby assume and agree to pay and perform all of the duties, obligations, liabilities and responsibilities of the Verizon Contributors and Verizon Lessors under the Collocation Agreements affecting each Managed Site arising during the MPL Site Term or the Sale Site Term, as applicable, except as otherwise expressly provided in this Agreement or any Collateral Agreement, and Manager shall receive all revenue, rents, issues or profits payable under the Collocation Agreements accruing from and after the Effective Date and all revenue, rents, issues or profits received with respect to such agreements on or prior to the Effective Date for or with respect to periods from and after the Effective Date. In the event any Verizon Group

Member (as defined in the MPL) receives Tower Subtenant (as defined in the MPL) rental payments for any Collocation Agreement relating to periods from or after the Effective Date, such Verizon Group Member will forward such payment (or issue payment in an amount equal thereto) to Manager within 30 days of receipt of such rental payment. The expiration of this Agreement with respect to any Managed Site, whether by reason of conversion of such Managed Site to a Lease Site or Assignable Site or otherwise, shall not release Manager of any obligations in respect of such Managed Site arising during the MPL Site Term or Sale Site Term, as applicable.

(c) Manager shall be permitted to negotiate and enter into, amend or modify any new or existing collocation agreements (including site supplements or site subleases) in its sole discretion, without the consent of any Verizon Contributor or Verizon Lessor; provided, however, in the case of any Managed MPL Sites, such collocation agreements must comply with the requirements set forth in Section 2(d) of the MPL, and must contain the provisions set forth in Exhibit K to the MPL, mutatis mutandis, and, in the case of any Managed Sale Sites, such collocation agreements must comply with the requirements set forth in Section 2(f) of the Sale Site MLA and must contain the provisions set forth in Exhibit Q to the Sale Site MLA, mutatis mutandis.

Section 3. Rights and Duties of Parties.

(a) Parties’ Relative Rights and Obligations; Right to Verizon Collocation Space. Except as otherwise expressly provided herein, the Parties hereby agree that:

(i) Each Verizon Lessor’s agreements, rights and obligations with respect to the Included Property of each Conditional Site shall be the same, mutatis mutandis, as if such Site was a Lease Site under the MPL and (to the extent in full force and effect with respect to such Site) the MPL Site MLA at the Initial Closing and such Verizon Lessor was a party to (A) the MPL as a Verizon Lessor (including, for the avoidance of doubt, all agreements with respect to and obligations under Section 20 of the MPL) and (B) (to the extent in full force and effect with respect to such Site) the MPL Site MLA as a Verizon Collocator;

(ii) Each Verizon Lessor’s agreements, rights and obligations with respect to the Included Property of each Pre-Lease Site shall be the same, mutatis mutandis, as if such Site was a Lease Site under the MPL at the Initial Closing and such Verizon Lessor was a party to the MPL Site MLA (to the extent in full force and effect with respect to such Site) as a Verizon Collocator;

(iii) Each Verizon Contributor’s agreements, rights and obligations with respect to the Included Property of each Non-Assignable Site shall be the same, mutatis mutandis, as if such Site was an Assignable Site under the Master Agreement and (to the extent in full force and effect with respect to such Site) the Sale Site MLA at the Initial Closing, and such Verizon Contributor was a party to (to the extent in full force and effect with respect to such Site) the Sale Site MLA as a Verizon Collocator;

(iv) Manager’s agreements, rights and obligations with respect to the management of the Included Property of each Managed MPL Site shall be the same, mutatis mutandis, as if each such Site was a Lease Site under the MPL and (to the extent in full force and effect with respect to such Site) the MPL Site MLA at the Initial Closing as the Tower Operator;

(v) Manager’s agreements, rights and obligations with respect to the management of the Included Property of each Managed Sale Site shall be the same, mutatis mutandis, as if such Site was an Assignable Site under the Master Agreement and (to the extent in full force and effect with respect to such Site) the Sale Site MLA at the Initial Closing as a Sale Site Subsidiary (including, for the avoidance of doubt, the right to manage, administer and operate the Managed Sale Sites as if Manager were the true owner of the rights, powers and privileges of the applicable Verizon Contributor with respect to the management, administration and operation of the Included Property of the Managed Sale Sites); and

(vi) Except as set forth in the disclosure schedules to the Master Agreement, each Verizon Lessor and each Verizon Contributor covenants and agrees that it has not granted and it will not grant to any other Person any rights to use or operate the Included Property of the Managed Sites during the MPL Site Term or the Sale Site Term, as applicable, except for (A) rights granted to parties pursuant to the Collocation Agreements, (B) existing rights of third parties granted under utility agreements, easements and similar agreements relating to the Managed Sites, (C) rights of Verizon Group Members to use or operate the Included Property of the Managed Sites during the MPL Site Term or the Sale Site Term, (D) rights granted to Manager under the MPL, and (E) as otherwise permitted under the MPL, the MPL Site MLA or the Sale Site MLA.

(b) Site Related Revenue and Expenses. As of the Initial Closing Date, prorations of receivables, payables, expenses, and revenue relating to the use, occupancy and operation of the Included Property of the Managed Sites shall be governed by Section 2.8 of the Master Agreement. Subject to the foregoing, during the MPL Site Term or Sale Site Term, as applicable, (i) Manager shall receive and shall be entitled to all of the revenue generated by the Included Property of each Managed Site that results from the Permitted Use (as defined in the MPL) of the Site (other than, with respect to Managed MPL Sites, the Rent and Pre-Lease Rent as defined in, and payable under, the MPL, any Option Purchase Price (as defined in the MPL) and revenue generated by a Verizon Group Member pursuant to the provision of services described in Sections 9(b) or 19(d) of the MPL Site MLA or Sections 9(b) or 19(d) of the Sale Site MLA), including all revenue under the Collocation Agreements accruing from and after the Effective Date and all revenue received under the Collocation Agreements on or prior to the Effective Date for or with respect to periods from and after the Effective Date, and no Verizon Contributor or Verizon Lessor or any of their Affiliates shall be entitled to any of such revenue, and (ii) except as otherwise expressly provided in this Agreement or any other Collateral Agreement, Manager shall be responsible for the payment of, and shall pay, all expenses due and accruing from and after the Effective Date and related to or associated with the Included Property of the Managed Sites, whether ordinary or extraordinary, and whether foreseen or unforeseen, including all expenses due and accruing from and after the Effective Date under the Ground Leases and the Collocation Agreements. Except as may be expressly provided otherwise in the Transition

Services Agreement, if any such revenue to which Manager is entitled pursuant to the preceding sentence is paid to any Verizon Contributor, Verizon Lessor or its or their Affiliates, such Verizon Contributor, Verizon Lessor or its or their Affiliate receiving such revenue shall remit such revenue to Manager within 30 days after receiving such revenue. Each Verizon Contributor and Verizon Lessor shall direct (or cause its Affiliate to direct), in writing, (x) all payers of amounts due and accruing after the Effective Date under the Collocation Agreements to pay such amounts to Manager and (y) applicable third parties to collect from Manager all expenses due and accruing after the Effective Date. For the avoidance of doubt, nothing in this Agreement gives Manager any right to receive revenues resulting from any Verizon Collocator permitted use, as set forth in Section 9(b) of the MPL Site MLA or Section 9(b) of the Sale Site MLA.

(c) The Verizon Contributors and Verizon Lessors, as applicable, shall pay, as and when due and without duplication of any such payments made under the Master Agreement or any other Collateral Agreement, Verizon’s Share of Transaction Revenue Sharing Payments that are required to be made in respect of the payment contemplated by Section 2.2(b) and Section 3.2 of the Master Agreement or the payment of rent contemplated by the MLAs or Pre-Lease Rent contemplated by the MPL, in each case with respect to all Managed Sites and subject to the terms and conditions of the MLAs or MPL. Manager shall pay, or cause to be paid, as and when due and without duplication of any such payments made under the Master Agreement or any other Collateral Agreement, Tower Operator’s Share of Transaction Revenue Sharing Payments that are required to be made in respect of the payment contemplated by Section 2.2(b) and Section 3.2 of the Master Agreement or the payment of rent contemplated by the MLAs or Pre-Lease Rent contemplated by the MPL, in each case with respect to all Managed Sites.

(d) Responsibility for All Liabilities. Verizon Lessors and Verizon Contributors hereby assign and delegate to Manager, and Manager hereby accepts and assumes, all Post-Closing Liabilities with respect to the Included Property of the Managed Sites. Manager does not accept or assume, and shall be deemed not to have accepted or assumed, any Excluded Liabilities or any Pre-Closing Liabilities. Manager shall indemnify the Verizon Indemnified Parties with respect to the Post-Closing Liabilities as provided in Section 11.2(a) of the Master Agreement. This Section 3(d) shall survive the termination or expiration of the MPL Site Term or Sale Site Term, as applicable.

(e) Power of Attorney. For so long as the Included Property of a Managed MPL Site is subject to this Agreement, each Verizon Lessor hereby grants Manager, with respect to the Managed MPL Sites, a limited power of attorney and hereby appoints Manager as its attorney-in-fact for the limited purpose of (i) preparing, reviewing, negotiating and executing on behalf of such Verizon Lessor all Authorized Ground Lease Documents (as defined in the MPL), all Authorized Collocation Agreement Documents (as defined in the MPL) related to such Managed MPL Site and all other documents necessary to give effect to the intent of this Agreement or the MPL and the transactions contemplated by this Agreement, the Master Agreement and the other Collateral Agreements, but excluding any Unauthorized Documents (as defined in the MPL) and (ii) preparing and submitting any applications or requests for Governmental Approvals, including with respect to Zoning Laws (as defined in the MPL), related to operating such Managed MPL Site or to support the needs of a Tower Subtenant. For so long as the Included Property of a Managed Sale Site is subject to this Agreement, each Verizon Contributor hereby grants Manager, with respect to the Managed Sale Sites, a limited power of attorney and hereby appoints Manager as its attorney in fact for the limited purpose of (A) preparing, reviewing, negotiating and executing on behalf of such Verizon Contributor all documents necessary to give effect to the intent of this Agreement or the Master Agreement and the transactions contemplated by this Agreement, the Master Agreement and the other Collateral Agreements, but excluding any Unauthorized Documents (as defined in the MPL) and (B) preparing and submitting any applications or requests for Governmental Approvals, including with respect to Zoning Laws, related to operating such Managed Sale Site or to support the needs of a Tower Subtenant. The power of attorney granted herein may be revoked and terminated in accordance with Section 4(b)(iv) of the MPL.

(i) Each Verizon Contributor and Verizon Lessor agrees to execute, from time to time, such other documents and certificates (including a separate power of attorney in the form attached as Exhibit J to the MPL) as Manager may reasonably request to evidence the powers of attorney granted in this Section 3(e) and the appointment of Manager as such Verizon Contributor’s or Verizon Lessor’s limited attorney-in-fact thereby.

(ii) Within 10 Business Days of Manager’s request therefor, each Verizon Lessor and Verizon Contributor agrees to execute and deliver to Manager and/or such other parties designated by Manager, such reasonably required documents and instruments, including, without limitation, affidavits, certifications, confirmations and or other agreements, to verify and confirm (if true) that any POA (as defined in the MPL) has not been revoked, rescinded, terminated, modified or amended and that such POA is in full force and effect and/or to otherwise facilitate the negotiation, execution and delivery of the documents and agreements referenced and contemplated in the POA.

(iii) Within 10 Business Days of a Verizon Group Member’s written request therefor, Manager hereby agrees and covenants to execute and deliver to any such requesting Persons and/or other parties designated by such requesting Persons, any reasonably required documents and instruments, including, without limitation, affidavits, certifications, confirmations, and/or other agreements, to verify and confirm (if true) the revocation or termination of any POA, if applicable.

(iv) Each Verizon Contributor and Verizon Lessor agrees to execute and deliver, as promptly as reasonably practicable and in any event within 15 Business Days following request therefor by Manager, any other document referred to in this Section 3(e). Except as expressly provided above in this Section 3(e) or otherwise in this Agreement or any other Collateral Agreement, Manager shall not be entitled to act as agent for, or otherwise on behalf of, any Verizon Contributor, Verizon Lessor or its or their Affiliates under any circumstances or to bind any Verizon Contributor, Verizon Lessor or its or their Affiliates in any way whatsoever.

(f) Filing of Financing Statements. Each Verizon Contributor and Verizon Lessor hereby irrevocably authorizes Manager or its designee to file in any relevant jurisdiction, at any time and from time to time, (i) any UCC-1 financing statement, which shall be substantially in the form of Exhibit F to the MPL, and any amendments thereto, (ii) any memoranda of leases or Managed Sites, which shall be substantially in the form of Exhibit G to the MPL and any amendments thereto, (iii) any memoranda of assignment, which shall be substantially in the form of Exhibit H to the MPL and any amendment thereto, in each case, to the extent necessary to evidence, perfect or otherwise record Manager’s management interest in the Included Property of each Managed Site granted pursuant to this Agreement, the Master Agreement and the other Collateral Agreements. Each Verizon Contributor and Verizon Lessor agrees, promptly upon request by Manager, to use commercially reasonable efforts to provide Manager with any information that is reasonably required or requested by Manager in connection with the filing of any such financing statement or document.

(g) Exercise of Purchase Option. Each Verizon Lessor, at its cost and expense, shall use commercially reasonable efforts, beginning on the date that is six months prior to the applicable Purchase Option Closing Date (as defined in the MPL), to obtain any consent or waiver required to give effect to the sale of the Included Property of each Managed MPL Site that is a Purchase Site (as defined in the MPL) upon the exercise of the Purchase Option (as defined in the MPL). In the event that any Verizon Lessor is unable to obtain any consent or waiver required to give effect to the sale of the Included Property of any Managed MPL Site that is a Purchase Site by the applicable Purchase Option Closing Date, and the Included Property of such Managed MPL Site cannot be transferred without violating the terms of the applicable Ground Lease, then, upon payment of the full Option Purchase Price (as defined in the MPL) on the applicable Purchase Option Closing Date (including with respect to such Managed MPL Site), the Verizon Lessors shall appoint Manager, in perpetuity, as the exclusive operator of the Included Property of such Managed MPL Site. In furtherance of the foregoing, the Verizon Lessors and Manager shall enter into documentation (including applicable powers of attorney) that is reasonably acceptable to Manager to provide for Manager’s management rights with respect to the Included Property of such Managed MPL Site, which documentation shall grant and confer to Manager all rights and privileges (including all rights to receive the revenue derived from such Managed MPL Site and all rights and powers with respect to the operation, maintenance, leasing and licensing of such Managed MPL Site) granted or conferred to Manager pursuant to this Agreement in respect of a Managed MPL Site; but shall otherwise treat Manager as if Manager was the owner of the Included Property of such Managed MPL Site and shall not impose on Manager any of the covenants or restrictions imposed upon it by this Agreement and the Collateral Agreements; provided, however, that Tower Operator’s indemnification obligations undertaken pursuant to the MPL shall remain in full force and effect in accordance with the terms and conditions of the MPL and provided further, however, that all of Tower Operator’s obligations, and all of the Verizon Parties’ rights shall continue to apply in full force and effect, mutatis mutandis, to each such Managed MPL Site as if such site was a Leased Site under the MPL Site MLA (to the extent still in effect with respect to such Managed MPL Site).

Section 4. Term of Agreement.

(a) Term for Managed MPL Sites. Subject to Section 3(g), as to each Managed MPL Site, the term of this Agreement (the “MPL Site Term”) shall commence on the Effective Date and shall expire on the earlier of (i) the applicable Site Expiration Date (as defined in the MPL) for such Site if such Site is not acquired by Tower Operator pursuant to the applicable Purchase Option or (ii) the applicable Subsequent Closing Date on which such Managed MPL Site is converted to a Lease Site pursuant to Section 2.5(b) of the Master Agreement. Notwithstanding the foregoing, however, the MPL Site Term shall terminate upon any breach by Manager under the Master Agreement, the MPL or the applicable MPL Site MLA, and which has not been cured in accordance with the provisions outlined in such agreements. Upon the expiration of the MPL Site Term with respect to any Managed MPL Site, such Managed MPL Site shall no longer be subject to the terms and conditions of this Agreement and shall be deemed to be deleted from Exhibit A-1 or Exhibit A-2 hereto, as applicable. For the avoidance of doubt, pursuant to the provisions of Section 3(a) of this Agreement, the applicable Site Expiration Date for each Conditional Site shall be the date that would be the Site Expiration Date for such Site if such Conditional Site was a Lease Site as of the Initial Closing Date.

(b) Term for Managed Sale Sites. As to each Managed Sale Site, the term of this Agreement (the “Sale Site Term”) shall commence on the Effective Date and shall expire on the applicable Subsequent Closing Date on which such Managed Sale Site is converted to an Assignable Site pursuant to Section 2.5(b) of the Master Agreement. Upon the expiration of the Sale Site Term with respect to any Managed Sale Site, such Managed Sale Site shall no longer be subject to the terms and conditions of this Agreement and shall be deemed to be deleted from Exhibit A-3 hereto.

Section 5. Certain Acknowledgements and Agreements.

(a) Each Verizon Lessor acknowledges that it is party to the MPL as a “Verizon Lessor” thereunder. Each Verizon Contributor acknowledges and agrees that it is a “Verizon Ground Lease Party” under and for purposes of the MPL and, without limiting in any respect the duties of such Verizon Contributor under Section 3(a), agrees to be bound by all provisions of the MPL applicable to the Verizon Ground Lease Parties with the same force and effect, and to the same extent, as if such Verizon Contributor were a party to the MPL in such capacity.

(b) Manager acknowledges and agrees that it is the Tower Operator under and for purposes of the MPL, and, without limiting in any respect the duties of the Manager under Section 3(a), agrees to be bound by all provisions of the MPL applicable to the Tower Operator with the same force and effect, and to the same extent, as if Manager were a party to the MPL in such capacity.

Section 6. Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

Section 7. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York (including Section 5-1401 of the New York General Obligations Law) as to all matters, including matters of validity, construction, effect, performance and remedies.

Section 8. Entire Agreement.

This Agreement, the Master Agreement, the MPL, MPL Site MLA, Sale Site MLA, Verizon Disclosure Letter, the Acquiror Disclosure Letter and the other Collateral Agreements constitute the entire agreement among the Parties with respect to the subject matter of the

Agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the Parties (or any of them) with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns.

Section 9. Fees and Expenses.

Except as otherwise expressly set forth in this Agreement, whether the transactions contemplated by this Agreement are or are not consummated, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring such costs and expenses.

Section 10. Notices.

All notices, requests, demands, waivers and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been delivered (i) the next Business Day when sent overnight by a nationally recognized overnight courier service, (ii) upon transmission of an e-mail (followed by delivery of an original via nationally recognized overnight courier service), or (iii) upon delivery when personally delivered to the receiving Party. All such notices and communications shall be sent or delivered as set forth on Schedule 10 attached hereto or to such other person(s), e-mail address or address(es) as the receiving Party may have designated by written notice to the other Party. All notices delivered by any Verizon Group Member shall be deemed to have been delivered on behalf of all Verizon Group Members. All notices shall be delivered to the relevant Party at the address set forth on Schedule 10 attached hereto.

Section 11. Amendment.

This Agreement may be amended, modified or supplemented only by written agreement of the Parties.

Section 12. Time of Essence.

Time is of the essence in this Agreement, and whenever a date or time is set forth in this Agreement, the same has entered into and formed a part of the consideration for this Agreement.

Section 13. Specific Performance.

Each Party recognizes and agrees that, in the event of any failure or refusal by any Party to perform its obligations required by this Agreement, remedies at Law would be inadequate, and that in addition to such other remedies as may be available to it at Law, in equity or pursuant to this Agreement, each Party may seek injunctive relief and may enforce its rights under, and the terms and provisions of, this Agreement by an action for specific performance to the extent permitted by applicable Law. Each Party hereby waives any requirement for security or the posting of any bond or other surety in connection with any temporary or permanent award of injunctive, mandatory or other equitable relief. Subject to Section 15, nothing contained in this Agreement shall be construed as prohibiting any Party from pursuing any other remedies available to it pursuant to the provisions of this Agreement or applicable Law for such breach or threatened breach, including the recovery of damages.

Section 14. Jurisdiction.

Each Party agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contained in or contemplated by this Agreement exclusively in the United States District Court for the Southern District of New York or any New York State court sitting in the Borough of Manhattan, City of New York and appellate courts having jurisdiction of appeals from any of the foregoing (the “Chosen Courts”), and solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (a) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (b) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (c) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party hereto and (d) agrees that service of process upon such Party in any such action or proceeding shall be effective if notice is given in accordance with Section 10 of this Agreement.

Section 15. WAIVER OF JURY TRIAL.

EACH PARTY TO THIS AGREEMENT WAIVES ITS RIGHT TO A JURY TRIAL IN ANY COURT ACTION ARISING AMONG ANY OF THE PARTIES HEREUNDER, WHETHER UNDER OR RELATING TO THIS AGREEMENT, AND WHETHER MADE BY CLAIM, COUNTER CLAIM, THIRD-PARTY CLAIM OR OTHERWISE.

Section 16. Assignment.

(a) Except as provided pursuant to Section 13.6 of the Master Agreement with respect to any Verizon Restructuring Transaction, no Verizon Lessor may assign, sell, convey, transfer, lease, sublease, license or otherwise dispose of this Agreement with respect to the Managed MPL Sites or any of its rights, duties or obligations under this Agreement with respect to the Managed MPL Sites in whole or in part without the consent of Manager. Any attempted assignment without the required consent shall be null and void ab initio. Nothing herein shall affect or impair the ability of any parent company of a Verizon Lessor to sell, convey, transfer, assign or otherwise dispose of its ownership interest in such Verizon Lessor to the extent expressly permitted by Section 18(c)(iv) of the MPL.

(b) Except as provided pursuant to Section 13.6 of the Master Agreement with respect to any Verizon Restructuring Transaction, no Verizon Lessor may assign, sell, convey, transfer, lease, sublease, license or otherwise dispose of this Agreement with respect to the Managed Sale Sites or any of its rights, duties or obligations under this Agreement with respect to the Managed Sale Sites in whole or in part without the consent of Manager. Any attempted assignment without the required consent shall be null and void ab initio.

(c) Manager may assign, sell, convey, transfer, lease, sublease, license or otherwise dispose of this Agreement with respect to the Managed Sale Sites or any of its rights, duties or obligations under this Agreement with respect to the Managed Sale Sites in whole or in part without the consent of any Verizon Contributor or Verizon Lessor.

(d) Manager may assign, sell, convey, transfer, lease, sublease, license or otherwise dispose of this Agreement with respect to the Managed MPL Sites or any of its rights, duties or obligations under this Agreement with respect to the Managed MPL Sites in whole or in part to the same extent as if the Managed MPL Sites were Lease Sites under the MPL.

To the extent a Party hereto has the right to and desires to exercise an assignment or other transfer under (a), (b) or (c) above, the Parties hereby agree to bifurcate this Agreement as may be required to give effect to such assignment or other transfer.

Section 17. Effect on Other Agreements.

Except as expressly provided in this Agreement, no provision of this Agreement shall in any way modify the express provisions set forth in the Master Agreement, the MPL, the MPL Site MLA or the Sale Site MLA. For the avoidance of doubt, notwithstanding any other section of this Agreement or any other Collateral Agreement, the provisions of Section 2.10 (Tax Matters) of the Master Agreement shall govern Tax matters with respect to the transactions contemplated by this Agreement and the other Collateral Agreements. If any provision in any other section of this Agreement or any other Collateral Agreement conflicts with the provisions of Section 2.10 (Tax Matters) of the Master Agreement, the provisions of Section 2.10 (Tax Matters) of the Master Agreement shall control.

Section 18. Collateral Agreement.

The Parties acknowledge and agree that this Agreement constitutes a Collateral Agreement for purposes of the Master Agreement.

Section 19. Severability.

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, the Parties hereto shall negotiate in good faith to modify this Agreement so as to (i) effect the original intent of the Parties as closely as possible and (ii) to ensure that the economic and legal substance of the transactions contemplated by this Agreement to the Parties is not materially and adversely affected as a result of such provision being invalid, illegal or incapable of being enforced, in each case, in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible. If following the modification(s) to this Agreement described in the foregoing sentence, the economic and legal substance of the transactions contemplated by this Agreement are not affected in any manner materially adverse to any Party, all other conditions and provisions of this Agreement shall remain in full force and effect.

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EXHIBIT A TO

MASTER AGREEMENT

IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the Parties as of the date first above written.

VERIZON CONTRIBUTORS:

[INSERT SIGNATURE BLOCK FOR:]

By:
Name:
Title:

VERIZON LESSORS:

[INSERT SIGNATURE BLOCK FOR:]

By:
Name:
Title:

TOWER OPERATOR:

[ ]

By:
Name:
Title:

SALE SITE SUBSIDIARIES:

[INSERT SIGNATURE BLOCK FOR:]

By:
Name:
Title: